UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2012

Illumina, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Towne Centre Drive, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On February 7, 2012, Illumina, Inc. issued a press release announcing financial results for the fourth quarter and fiscal year ended January 1, 2012. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including the exhibit hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as “filed” under, the Securities Exchange Act of 1934, as amended. The information in this Item 2.02 shall not be incorporated by reference into any filing of Illumina, Inc. with the Securities and Exchange Commission, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.    Other Events.

On February 2, 2012, the Board of Directors (the “Board”) of Illumina, Inc. passed a resolution to the effect that the “Distribution Date” that would otherwise result under the Rights Agreement, dated as of January 26, 2012, between the Illumina, Inc. and Computershare Trust Company, N.A., from the public announcement(s) and action(s) of Roche Holding Ltd. and/or any affiliate thereof be deferred until such time, if ever, that the Board determines to eliminate such deferral.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated February 7, 2012 announcing Illumina, Inc.’s financial results for the fourth quarter and fiscal year ended January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

By:	/s/ Christian G. Cabou
Name:	Christian G. Cabou
Title:	Senior Vice President & General Counsel

Date: February 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 7, 2012 announcing Illumina, Inc.’s financial results for the fourth quarter and fiscal year ended January 1, 2012.